Exhibit 99.1

Shareholders of Blue Ridge Bankshares, Inc. and Bay Banks of Virginia, Inc. Approve Merger

Charlottesville, Va. and Richmond, Va., January 21, 2021 — At separate shareholder meetings today, shareholders of both Blue Ridge Bankshares, Inc. (NYSE American: BRBS) (“Blue Ridge”), the parent holding company of Blue Ridge Bank, National Association, and Bay Banks of Virginia, Inc. (OTC: BAYK) (“Bay Banks”), the parent holding company of Virginia Commonwealth Bank, approved the previously announced merger of Bay Banks into Blue Ridge.

Based on financial information as of September 30, 2020, the combined company would have approximately $2.8 billion in assets, $1.9 billion in deposits, and $2.1 billion in loans.

About Blue Ridge

Blue Ridge Bankshares, Inc. operates under the supervision and regulation of the Board of Governors of the Federal Reserve System and the Bureau of Financial Institutions of the Virginia State Corporation Commission, while Blue Ridge Bank, N.A. (the “Bank”) operates under a national charter subject to the supervision and regulation of the Office of the Comptroller of the Currency. The Company, through its subsidiaries and affiliates, provides a wide range of financial services including retail and commercial banking, payroll, insurance, card payments, wholesale and retail mortgage lending, and government-guaranteed lending.

About Bay Banks

Bay Banks of Virginia, Inc. is the bank holding company for Virginia Commonwealth Bank and VCB Financial Group, Inc. Founded in the 1930s, Virginia Commonwealth Bank is headquartered in Richmond, Virginia. With 17 banking offices, located throughout the greater Richmond region of Virginia, the Northern Neck region of Virginia, Middlesex County, and the Hampton Roads region of Virginia, the bank serves businesses, professionals, and consumers with a wide variety of financial services, including retail and commercial banking, and mortgage banking. VCB Financial Group provides management services for personal and corporate trusts, including estate planning, estate settlement and trust administration, and investment and wealth management services.

Caution Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the proposed merger between Blue Ridge and Bay Banks; (ii) Blue Ridge’s and Bay Banks’s plans, objectives, expectations and intentions; and (iii) other statements that are not historical facts which are identified by words such as “may”, “assumes”, “approximately”, “will”, “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “targets”, “projects”, or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective management of Blue Ridge and Bay Banks and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of Blue Ridge and Bay Banks. In addition, these forward- looking statements are subject to various risks, uncertainties and assumptions with respect to future business strategies and decisions that are subject to change and difficult to predict with regard to timing, extent, likelihood and degree of occurrence. As a result, actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Blue Ridge and Bay Banks may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the proposed merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the proposed merger, including adverse effects on relationships with employees and customers, may be greater than expected; (4) economic, legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which Blue Ridge and Bay Banks are engaged; (5) the COVID-19 pandemic is adversely affecting Blue Ridge, Bay Banks, and their respective customers, employees and third-party service providers; the adverse impacts of the pandemic on their respective business, financial position, operations and prospects have been material, and it is not possible to accurately predict the extent, severity or duration of the pandemic or when normal economic and operation conditions will return; and (6) other factors that may affect future results of Blue Ridge and Bay Banks.

Additional information about the proposed merger and the factors that may impact the forward-looking statements may be found in the registration statement on Form S-4 that Blue Ridge has filed with the Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors.”

Contacts

Blue Ridge Bankshares, Inc.

Brian K. Plum, President and Chief Executive Officer

(540) 743-6521

Bay Banks of Virginia, Inc.

Randal R. Greene, President and Chief Executive Officer

(804) 435-1171